Exhibit 99.1

ALJ Regional Holdings, Inc. Appoints Brian Hartman as New Chief Financial Officer and Enters into Long-Term Extension with Faneuil President and CEO, Anna Van Buren

NEW YORK, August 14, 2017 /PRNewswire/ - ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) today announced that it appointed Brian Hartman as its new Chief Financial Officer, responsible for overseeing all finance functions, replacing Rob Christ effective August 8, 2017. At the same time, ALJ also announced the appointment of Rob Christ as the CFO for its subsidiary, Carpets N’ More. Mr. Christ’s new appointment was also effective August 8, 2017. Additionally, ALJ announced that it had entered into a long term extension of the employment agreement with Anna Van Buren, the President and CEO of Faneuil, Inc., ALJ’s wholly owned subsidiary, effective August 11, 2017.

Mr. Hartman joins ALJ from Arcade Beauty, a manufacturer of sampling solutions for the beauty, fragrance and skincare segments, where he served as SVP, Chief Financial Officer beginning in March 2012. Prior to his role as CFO of Arcade Beauty, Mr. Hartman held a variety of executive positions, serving as the Vice President, Corporate Controller for Visant Corporation, a specialty printing and marketing services enterprise, and as Corporate Controller for Metallurg, Inc., a producer and distributor of specialty metals. Prior to this, Mr. Hartman held various accounting and auditing positions at Witco Chemical Corp., a manufacturer of specialty chemicals and Deloitte & Touche, LLP. Mr. Hartman is a certified public accountant.

The amendment and extension of Ms. Van Buren’s employment agreement extends her service as President and CEO of Faneuil for an additional three year period to December 31, 2021 and amends certain other provisions of her employment agreement, including bonus and severance calculations. During Ms. Van Buren’s leadership tenure to date, Faneuil has delivered a rapid wave of innovation within its product portfolio and significant growth in its client base.

Mr. Ravich, Executive Chairman of ALJ, commented, “We warmly welcome Brian to ALJ’s executive leadership team as our new CFO. Brian has an in-depth understanding of our businesses and a proven track record in financial and business management. As ALJ grows, we need leaders like Mr. Hartman to be a part of our plans and help ensure our continued success. At the same time, Rob has played a vital role in everything ALJ has achieved during his time as CFO. We are grateful for all he has done to ensure ALJ’s transition to a NASDAQ listed company was smooth and successful. In his new role, Rob will help us explore opportunities to improve the efficiency and financial performance of our Carpets N’ More subsidiary.”

“We are also pleased to announce that we have entered into a long-term extension with Anna to continue her service as President and CEO of Faneuil,” Mr. Ravich added. “We are confident that Anna has developed the right long-term strategy for Faneuil’s continued growth, and are very fortunate to have Anna at the helm as we move forward in executing that strategy and positioning Faneuil for sustainable success far into the future.”

About ALJ Regional Holdings, Inc.

ALJ Regional Holdings, Inc. is the parent company of Faneuil, Inc., a leading provider of outsourcing and co-sourced services to both commercial and government entities in the healthcare, utility, toll and transportation industries, Floors-N-More, LLC, dba Carpets N' More, one of the largest floor covering retailers in Las Vegas and a provider of multiple finishing products for commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with four retail locations and Phoenix Color Corp., a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

Forward Looking Statements

This press release contains forward-looking statements. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements about our financial projections, business growth and other statements including the words "will" and "expect" and similar expressions. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially are discussed in our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC's website at www.sec.gov.  All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.

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